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                                NON-COMPETE AGREEMENT


DATE:     February 15, 1999

PARTIES:  Taurus Numeric Tool, Inc., a Minnesota corporation         ("Company")

          Rodney Winter                                              ("Winter")


                                       RECITALS

     A. Winter has considerable knowledge and experience relating to the business of the Company as a result of his employment by the Company and ownership of capital stock of the Company, all of the stock of which has been acquired by WSI Industries, Inc. as of the date hereof.

     B. The Company and Winter acknowledge that the Company would be irreparably harmed in the event Winter competed with the Company during the term of this Agreement.

     C. The Company and Winter desire to set forth in this Agreement their understandings and agreements.

                                      AGREEMENTS

     1. The term of this Agreement shall begin on the date hereof and continue until February 15, 2004.

     2. During the term of this Agreement, Winter shall not, directly or indirectly, alone or as an officer, director, stockholder, partner, associate, employee, agent, principal, salesman, consultant, creditor, owner, representative, or in any other capacity, (i) take any action in or participate with or become interested or associated with any person, firm, partnership, corporation or other entity whatsoever which intends to engage, or is engaged, anywhere in the world, in the business of custom precision contract machining and related businesses in competition with the Company; or
(ii) employ, solicit or in any way retain any employee of the Company. Notwithstanding the foregoing, Winter may provide consulting services to a business conducted directly by Justin R. Winter, provided such business conducted by Justin R. Winter is not contrary to the non-compete restrictions set forth in the Equipment Purchase and Non-Compete Agreement between the Company, Justin R. Winter and JRW Enterprises, Inc. In consideration of Winter's agreements under this Section 2, so long as Winter is not in violation of the terms of this Section 2, the Company shall pay Winter a total of $500,000 payable $25,000 per quarter beginning on May 1, 1999 and thereafter on the first day of each February, May, August and November.

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     3.   If, at the time of enforcement of Section 2, a court shall hold that the duration, scope or area restriction stated herein is unreasonable, under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the state of duration, scope or area.

     4.   In the event of the breach of Winter of any of the provisions of
Section 2, the Company, in addition and supplementary to any other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violation of the provisions hereof.

     5. The Company shall have the right to offset any amounts due hereunder for any and all liabilities, obligations or claims the Company may have against Winter.

     6. This Agreement may not be changed orally. No modification, termination or attempted waiver of any of the provisions of this Agreement shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

     7. The validity, enforceability, construction and interpretation of this Agreement shall be governed by the laws of the State of Minnesota.

     8. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns. The rights and obligations of Winter hereunder are personal and may not be assigned or transferred except as may be agreed to in writing by the Company.

     9. In the event of Winter's death or disability during the term of this Agreement, all payments due hereunder shall be made on their scheduled payment dates.

     IN WITNESS WHEREOF, the parties have executed this Agreement the date and year first above written.


                                       TAURUS NUMERIC TOOL, INC.


                                       By: /S/ MICHAEL J. PUDIL
                                          ---------------------------
                                       Its: President
                                          ---------------------------


                                       /S/ RODNEY WINTER
                                       ---------------------------
                                           Rodney Winter

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